Exhibit 3.1.3

CERTIFICATE OF AMENDMENT

OF

PREFERRED STOCK

OF

MOBETIZE CORP.

Series B Preferred Stock

Pursuant to

Sections 78.385and78.390 of Nevada Revised Statutes

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of  Mobetize Corp., a Nevada corporation (the “Corporation”), at a meeting duly convened and held, at which a quorum was present and acting throughout:

RESOLVED,  that  pursuant  to  the  authority  conferred  on  the  Board  of  Directors  by  the  Corporation’s

Articles of Incorporation, the  designation of the Corporation’s Series B Preferred Stock effective May 20,

2016, is hereby amended and replaced in its entirety; and the Chairman and Chief Executive Officer of the

Corporation be, and he hereby is, authorized and directed to execute and file with the Secretary of State of the  State  of  Nevada  a  Certificate  of  Amendment  of  the  Corporation  fixing  the  designations,  powers,

preferences  and  rights  of  the  shares  of  Series  B  Preferred  Stock,  and  the  qualifications,  limitations  or restrictions thereof  (in addition to the  designations, powers,  preferences  and rights, and  the qualifications,

limitations or restrictions thereof, set forth in the Articles of Incorporation which may be applicable to the

Corporation’s Series B Preferred Stock, as follows:

1. Number of Shares; Designation. A total of 25,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation are hereby designated as Series B Preferred Stock (the “Series B Preferred Stock”).

2.  Rank.  The  Series  B  Preferred  Stock  shall,   with  respect  to  voluntary  or  involuntary  liquidation,

dissolution or winding-up of the affairs of the Corporation rank:

(i)

Pari passu with the Common Stock, par value $0.001 per share, of the Corporation (the “Common

Stock”), the Series A Preferred Stock, and any additional series of preferred stock which may in the future be  issued  by  the  Corporation  and  are  designated  in  an  amendment  to  the  Articles  of  Incorporation  or  a certificate of designation establishing such additional preferred stock.

(ii)

Junior  to  any  additional  series  of  preferred  stock  which  may  in  the  future  be  issued  by  the

Corporation  and  are  designated  in  the  amendment  to  the  Articles  of  Incorporation  or  a  certificate  of designation establishing such additional preferred stock as ranking senior to the Preferred Stock.

3.  Dividends.  Dividends  may  be  declared  and  paid  on  the  Series  B  Preferred  Stock  from  funds  legally available  therefor  as and  when  determined  by the  Board  of Directors.  The  Series  B  Preferred  Stock  shall,

with  respect  to  the  payment  of  dividends,  rank  pari  passu  with  the  Common  Stock  and  the  Series  A

Preferred Stock.

If  the  Corporation  declares  or  pays  a  dividend  or  distribution  on  the  Common  Stock  or  the  Series  A

Preferred  Stock,  whether  such  dividend or  distribution  is payable in  cash,  securities or other  property,  the

Exhibit 3.1.3

Corporation  shall  simultaneously  declare  and  pay  a  dividend  on  the  Series  B  Preferred   Stock  on  a  pari

passu basis with the  Common  Stock determined on an as-converted basis assuming all outstanding shares of Series B Preferred Stock had been converted as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

4. Conversion.

(a) Right to Convert. The Holder of Series B Preferred Stock (the “Holder”) shall have the right to convert,

on  the  second  (2nd)  annual  anniversary  date  of  the  designation  of  the  Series  B  Preferred  Stock  and  from time to time thereafter, all or any part of the Series B Preferred Stock held by such Holder into such number of  fully  paid  and  non-assessable  shares  of  Common  Stock  (the  “Conversion  Shares”)  as  is  determined  in accordance with the terms hereof (a “Conversion”); provided, however, in connection with any conversion hereunder,  each  Holder  of  Series  B  Preferred  Stock  may  not  convert  any  part  of  the  Series  B  Preferred

Stock  if  such  conversion  would  cause  such  Holder  or  any  of  its  assignees  to  beneficially  own  more  than

4.99% of the Common Stock of the Corporation. Notwithstanding the initial time restriction on conversion contained  in  this  paragraph,  Holder  shall  have  the  right  to  convert  on  any  date  prior  to  the  second  (2nd)

annual  anniversary of  the  designation  of  the  Series  B  Preferred  Stock  in  connection  with  a  transaction  of the type described in paragraph 4(e)(i) below.

(b) Conversion Notice. In order to convert Series B Preferred Stock, the Holder shall send to the Corporation by facsimile transmission, at any time prior to 3:00 p.m., Pacific Time, on the Business Day (as used herein,

the term “Business Day” shall mean any day except a Saturday, Sunday or day on which there is a Federal holiday (the “Conversion Date”), a notice of conversion in substantially the form attached as Annex I hereto

(a “Conversion Notice”), stating the number of Series B Preferred Stock to be converted, and a calculation of the number of shares of Common Stock issuable upon such Conversion in accordance with the formula set  forth  in  paragraph  4(c)  below  setting  forth  the  basis  for  each  component  thereof.  The  Holder  shall promptly  thereafter  send  the  Conversion  Notice  and  the  certificate  or  certificates  being  converted  to  the

Corporation. The Corporation shall issue a new certificate for Series B Preferred Stock to the Holder in the

event that less than all of the Series B Preferred Stock represented by a certificate are converted; provided,

however, that  the failure of  the Corporation to  deliver such new certificate shall  not  affect  the right  of  the

Holder  to  submit  a  further  Conversion  Notice  with  respect  to  such  Series  B  Preferred  Stock  and,  in  any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it  submits  such  further  Conversion  Notice.  Except  as  otherwise  provided  herein,  upon  delivery  of  a

Conversion Notice by the Holder in accordance with the terms hereof, the Holder shall, as of the applicable

Conversion Date,  be deemed  for all purposes to be the record owner of the Common  Stock to which such

Conversion Notice relates.

(c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a  Holder  for  each  share  of  Series  B  Preferred  Stock  delivered  pursuant  to  a  Conversion  shall  be  one  (1)

share of Common Stock for each one (1) share of Series B Preferred Stock (the “Conversion Rate”).

If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise)

the authorized Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior  to  such  subdivision  will  not  be  subject  to  adjustment.  If  the  Corporation  at  any  time  combines  (by combination,  reverse  stock  split  or  otherwise)  the  authorized  Common  Stock  into  a  smaller  number  of shares,  the  Conversion  Rate  in  effect  immediately  prior  to  such  combination  will  not  be  subject  to adjustment.

(d) Delivery of  Conversion  Shares.  The Corporation  shall,  no  later  than  the  close  of  business  on  the  third

(3rd ) Business Day following the later of the date on which the Corporation receives a Conversion Notice

Exhibit 3.1.3

from  the  Holder  pursuant  to  paragraph  4(b),  above,  and  the  date  on  which  the  Corporation  receives  the related Series B Preferred Stock certificate (such third Business Day, the “Delivery Date”), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph

4(c) above; provided.

(e) Additional Considerations. The Conversion shall be subject to change from time to time as follows:

(i)

Reorganization,  Reclassification,  Consolidation,  Merger  or  Sale.  Prior  to  any  recapitalization,

reorganization,  reclassification,  consolidation,  merger,  or  other  similar  transaction  pursuant  to  which  the holders of the Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for the Common Stock, the Corporation will make appropriate provision, in form and substance satisfactory to  the  Holder  of  the  Series  B  Preferred  Stock,  to  ensure  that  the  Holder  will  thereafter  have  the  right  to acquire and receive in lieu of or in addition to, as the case may be, the shares of Common Stock immediately

theretofore   acquirable   and   receivable   upon   conversion   of   the   Series   B   Preferred   Stock,   had   such

recapitalization,   reorganization,  reclassification,  consolidation,  merger,  or  other  similar  transaction  not taken  place.  In  any  such  case,  the  Corporation  will  make  appropriate  provision,  in  form  and  substance satisfactory to the Holder of  a the  Series  B Preferred Stock to ensure  that the  provisions  of  this  paragraph and paragraph 4(e)(ii) below will thereafter be applicable to the Series B Preferred Stock. The Corporation will  not effect any consolidation or merger, unless prior to the consummation thereof, the successor entity resulting  from  such  consolidation  or  merger,  assumes,  by  written  instrument,  in  form  and  substance satisfactory  to  the  Holder  of  the  Series  B  Preferred  Stock,  the  obligation  to  deliver  to  the  Holder  of  the

Series  B  Preferred  Stock  such  shares  of  stock,  securities  or  assets  as,  in  accordance  with  the  foregoing provisions, that the Holder may be entitled to acquire.

(ii)

Purchase  Rights.  If  at  any  time  the  Corporation  grants,  issues  or  sells  any  options,  convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights"), then the Holder of the Series B Preferred Stock will be entitled to acquire,  upon the  terms applicable to  such purchase rights,  the aggregate  purchase  rights  which Holder could  have  acquired  if  the  Holder  had  held  the  number  of  shares  of  Common  Stock  acquirable  upon complete  conversion  of  Holder's  shares  of  the  Series  B  Preferred  Stock  immediately  before  the  date  on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken,

the  date  as  of  which  the  record  holders  of the  Common  Stock  are  to  be  determined  for  the  grant,  issue  or sale of such purchase rights.

(iii)

Status of Shares. All shares of Series B Preferred Stock that are at any time converted pursuant to this paragraph 4, and all shares of Series B Preferred Stock that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance.

5. Voting Rights. Each share of the Series B Preferred Stock shall entitle the Holder thereof to one (1) vote for  each  Conversion  Share  into  which  such  share  of  the  Series  B  Preferred  Stock  is  then  convertible  and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock

(except  as  otherwise  expressly provided  herein  or  as  required  by law),  voting  together  with  the  Common

Stock as a single class and shall  be entitled to  notice  of  any stockholders’  meeting  in accordance  with the

Bylaws of the Corporation.

To  the  extent  that  under  the  Nevada  Revised  Statutes,  the  vote  of  the  Holders  of  the  Series  B  Preferred

Stock,  voting  separately  as  a  class  or  series,  as  applicable,  is  required  to  authorize  a  given  action  of  the

Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series

B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of

Exhibit 3.1.3

a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the Nevada

Revised Statutes) shall constitute the approval of such action by the class.

6. Restrictions and Limitations.

So  long  as  any shares  of  Series  B  Preferred  Stock  remain  outstanding,  the  Corporation  shall  not,  without the  vote  or  written  consent  by the  Holders  of  the  outstanding  Series  B  Preferred Stock,  voting  as  a  single class:

(i)

Redeem,  purchase  or  otherwise  acquire  for  value  (or  pay  into  or  set  aside  for  a  sinking  or  other analogous  fund  for  such  purpose)  any share  or  shares  of  its  capital  stock,  except  for  a  transaction in which all outstanding shares of Series B Preferred Stock are  concurrently redeemed,  purchased or  otherwise  acquired,  provided  however,  that  this  restriction  shall  not  apply to  the  repurchase  of

shares   of   Common   Stock   from   employees,   officers,   directors,   consultants   or   other   persons

performing services for the Corporation or any subsidiary pursuant to agreements pursuant to which the  Corporation  has  the  option  to  repurchase  such  shares  upon  the  occurrence  of  certain  events,

such as the termination of employment.

(ii)

alter, modify or amend (whether by merger or otherwise) the terms of the Series B Preferred Stock in any way;

(iii)

increase (whether by merger or otherwise) the authorized number of shares of the Series B Preferred

Stock;

(iv)

re-issue (whether by merger or otherwise) any shares of Series B Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

(v)

enter into any definitive agreement or commitment with respect to any of the foregoing; or

(vi)

cause or permit any subsidiary to engage in or enter into any definitive agreement or commitment with respect to any of the foregoing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed on its behalf by its undersigned Chairman of the Board of Directors as of May 27, 2016.

By:

/s/ Malek Ladki

Name: Malek Ladki

Title: Chairman of the Board of Directors

Exhibit 3.1.3

ANNEX I

CONVERSION NOTICE

The  undersigned  hereby  elects  to  convert  shares  of  Series  B  Preferred  Stock  (the  “Preferred  Stock”),

represented  by  stock  certificate  No(s).  ________  ,  into  shares  of  common  stock  (“Common  Stock”)  of

Mobetize  (the  “Corporation”)  according  to  the  terms  and  conditions  of  the  Amended  Certificate  of

Designation  dated  effective  May 31,  2016,  relating  to  the  Preferred  Stock  (the  “Amended  Certificate  of

Designation”), as of the date written below.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the

Certificate of Designation.

Conversion Date: ____________________________

Number of Shares of Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:

Name of Holder:

Address: ___________________________________

__________________________________________

__________________________________________

Signature:______________________

Holder Requests Delivery to be made: (check one)

☐    By Delivery of Physical Certificates to the Above Address

   Through Depository Trust Corporation: __ (Account No: ________________)